Exhibit 16.1

November 3, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

We have read Item 4.01 included in the Form 8-K/A of Cardo Medical, Inc. dated November 3, 2010, to be filed with the Securities and Exchange Commission. We agree with the statements concerning our Firm in such Form 8-K/A; we are not in a position to agree or disagree with other statements of Cardo Medical, Inc. contained therein.

/s/ Stonefield Josephson, Inc.

Stonefield Josephson, Inc.

November 3, 2010